Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--July 20, 2017

SECOND QUARTER 2017 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin	Efficiency ratio	Book value per common share
$80.0 million	$0.76	4.61%	41.3%	$19.53
			41.2%, excluding non-operating adjustments[1]	$16.71, excluding intangible assets[1]

CEO COMMENTARY:
Robert Sarver, Chairman and CEO, commented, “We delivered excellent results this quarter marked by robust revenue growth coupled with flat expenses, solid deposit and loan increases and continued healthy credit quality.  Our net income of $80 million and $0.76 EPS for Q2 2017 set a compelling course for returns this year. Tangible book value per share[1] for the company increased to $16.71 and return on assets rose to 1.71%.  As expected, expenses leveled during the quarter while revenues increased bringing the operating efficiency ratio[1] to 41.2%.  We experienced solid growth as deposits grew $675 million to $16 billion and loans grew $327 million to nearly $14 billion. Our vigilant credit culture resulted in continued stable asset quality with non-performing assets to total assets of 0.32% and net recoveries of $1.2 million for the quarter.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $80.0 million and $0.76, compared to $73.4 million and $0.70, respectively

▪	Net operating revenue of $203.2 million, constituting growth of $14.0 million, and a decrease in operating non-interest expenses of $0.3 million [1]

▪	Operating pre-provision net revenue of $115.2 million, up $14.3 million from $100.9 million [1]

▪	Net income of $80.0 million and earnings per share of $0.76, compared to $61.6 million and $0.60, respectively

▪	Net operating revenue of $203.2 million, constituting year-over-year growth of 18.0%, or $31.0 million, and an increase in operating non-interest expenses of 13.2%, or $10.2 million[1]

▪	Operating pre-provision net revenue of $115.2 million, up $20.7 million from $94.5 million [1]

FINANCIAL POSITION RESULTS:

▪	Total loans of $13.99 billion, up $327 million

▪	Total deposits of $16.03 billion, up $675 million

▪	Stockholders' equity of $2.06 billion, up $90 million

▪	Increase in total loans of $1.11 billion

▪	Increase in total deposits of $1.83 billion

▪	Increase in stockholders' equity of $263 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 0.32% of total assets, from 0.44%

▪	Annualized net loan (recoveries) charge-offs to average loans outstanding of (0.03)%, compared to 0.04%

▪	Nonperforming assets to total assets of 0.32%, compared to 0.54%

▪	Annualized net loan (recoveries) charge-offs to average loans outstanding of (0.03)%, compared to (0.01)%

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.61%, compared to 4.63%

▪	Return on average assets and return on tangible common equity[1] of 1.71% and 18.42%, compared to 1.69% and 17.85%, respectively

▪	Tangible common equity ratio of 9.5%, compared to 9.4% [1]

▪	Tangible book value per share, net of tax, of $16.71, an increase from $15.86 [1]

▪	Operating efficiency ratio of 41.2%, compared to 44.4% [1]

▪	Net interest margin of 4.61%, compared to 4.63%

▪	Return on average assets and return on tangible common equity[1] of 1.70%and 18.14%, compared to 1.62% and 17.88%, respectively

▪	Tangible common equity ratio of 9.5%, compared to 9.1% [1]

▪	Tangible book value per share, net of tax, of $16.71, an increase of 17.3% from $14.25 [1]

▪	Operating efficiency ratio of 41.2%, compared to 43.0% [1]

1 See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Income Statement
Net interest income was $192.7 million in the second quarter 2017, an increase of $13.4 million from $179.3 million in the first quarter 2017 and an increase of $29.1 million, or 17.8%, compared to the second quarter 2016. Net interest income in the second quarter 2017 includes $7.1 million of total accretion income from acquired loans, compared to $6.4 million in the first quarter 2017, and $8.2 million in the second quarter 2016.
The Company’s net interest margin in the second quarter 2017 was 4.61%, a decrease from 4.63% in the first quarter 2017, and from 4.63% in the second quarter 2016. The decrease in net interest margin from the first quarter 2017 is attributable an increase in the average cash balance, higher costs on interest-bearing deposits, as well as a decrease in yield from investment securities, which offset the higher yields on loans as a result of rising interest rates. The decrease in net interest margin from the second quarter 2016 primarily relates to a increases in the cost of interest-bearing deposits and interest expense resulting from the issuance of long-term subordinated debt in June 2016, partially offset by higher yields on loans and securities.
Operating non-interest income was $10.5 million for the second quarter 2017, compared to $9.9 million for the first quarter 2017, and $8.6 million for the second quarter 2016.1
Net operating revenue was $203.2 million for the second quarter 2017, an increase of $14.0 million, compared to $189.2 million for the first quarter 2017, and an increase of $31.0 million, or 18.0%, compared to $172.2 million for the second quarter 2016.1
Operating non-interest expense was $88.0 million for the second quarter 2017, compared to $88.3 million for the first quarter 2017, and $77.8 million for the second quarter 2016.1 Operating non-interest expense held relatively flat from the prior quarter. The increase in operating non-interest expense from the second quarter 2016 relates primarily to higher compensation costs resulting from an increase in the number of employees to support growth, as well as higher incentive compensation related to achievement of performance targets. The Company’s operating efficiency ratio1 on a tax equivalent basis was 41.2% for the second quarter 2017, compared to 44.4% for the first quarter 2017, and 43.0% for the second quarter 2016.
Net income was $80.0 million for the second quarter 2017, an increase of $6.6 million from $73.4 million for the first quarter 2017, and an increase of $18.4 million, or 29.8%, from $61.6 million for the second quarter 2016. Earnings per share was $0.76 for the second quarter 2017, compared to $0.70 for the first quarter 2017, and $0.60 for the second quarter 2016.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the second quarter 2017, the Company’s operating PPNR was $115.2 million, up from $100.9 million in the first quarter 2017, and up 21.9% from $94.5 million in the second quarter 2016.1 The non-operating items1 for the second quarter 2017 consisted primarily of a net loss on sales / valuations of repossessed and other assets of $0.2 million.
The Company had 1,628 full-time equivalent employees and 46 offices at June 30, 2017, compared to 1,560 employees and 45 offices at March 31, 2017 and 1,514 employees and 48 offices at June 30, 2016.

Balance Sheet
Gross loans totaled $13.99 billion at June 30, 2017, an increase of $327 million from $13.66 billion at March 31, 2017, and an increase of $1.11 billion from $12.88 billion at June 30, 2016. The increase from both the prior quarter and from June 30, 2016 is due to organic loan growth. At June 30, 2017, the allowance for credit losses was 1.08% of total organic loans, compared to 1.08% at March 31, 2017, and 1.15% at June 30, 2016.
Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. Credit discounts on acquired loans are included as a reduction to gross loans. These discounts totaled $37.8 million at June 30, 2017, compared to $45.1 million at March 31, 2017 and $61.7 million at June 30, 2016.
Deposits totaled $16.03 billion at June 30, 2017, an increase of $675 million from $15.36 billion at March 31, 2017, and an increase of $1.83 billion from $14.20 billion at June 30, 2016. The increase from both the prior quarter and from June 30, 2016 is the result of organic deposit growth. Non-interest bearing deposits were $6.86 billion at June 30, 2017, compared to $6.11 billion at March 31, 2017, and $5.28 billion at June 30, 2016. Non-interest bearing deposits comprised 42.8% of total deposits at June 30, 2017, compared to 39.8% at March 31, 2017, and 37.1% at June 30, 2016. The proportion of savings and money market balances to total deposits decreased to 38.1% from 40.7% at March 31, 2017, and from 42.3% at June 30, 2016. Certificates of deposit as a percentage of total deposits were 9.9% at June 30, 2017, compared to 10.0% at March 31, 2017, and 11.6% at June 30, 2016. The Company’s ratio of loans to deposits was 87.3% at June 30, 2017, compared to 89.0% at March 31, 2017, and 90.7% at June 30, 2016.
Qualifying debt totaled $375 million at June 30, 2017, compared to $367 million at March 31, 2017, and $382 million at June 30, 2016.
Stockholders’ equity at June 30, 2017 was $2.06 billion, compared to $1.97 billion at March 31, 2017, and $1.80 billion at June 30, 2016. The increase from the prior year relates primarily to net income for the respective period, which was partially offset by valuation declines on available-for-sale investment securities.
At June 30, 2017, tangible common equity, net of tax, was 9.5% of tangible assets1 and total capital was 13.3% of risk-weighted assets. The Company’s tangible book value per share1 was $16.71 at June 30, 2017, up 17.3% from June 30, 2016.
Total assets increased to $18.84 billion at June 30, 2017, from $18.12 billion at March 31, 2017, and increased 12.6% from $16.73 billion at June 30, 2016. The increase in total assets from the prior year relates primarily to organic loan growth and an increase in investment securities resulting from increased deposits.
Asset Quality
The provision for credit losses was $3.0 million for the second quarter 2017, compared to $4.3 million for the first quarter 2017, and $2.5 million for the second quarter 2016. Net loan (recoveries) charge-offs in the second quarter 2017 were $(1.2) million, or (0.03)% of average loans (annualized), compared to $1.3 million in net charge-offs, or 0.04%, in the first quarter 2017 and $(0.4) million in net recoveries, or (0.01)%, in the second quarter 2016.
Nonaccrual loans decreased $4.4 million to $30.1 million during the quarter. Loans past due 90 days and still accruing interest totaled $4.0 million at June 30, 2017, compared to $3.7 million at March 31, 2017, and $7.0 million at June 30, 2016. Loans past due 30-89 days and still accruing interest totaled $4.1 million at quarter end, a decrease from $10.8 million at March 31, 2017, and an increase from $3.5 million at June 30, 2016.
Repossessed assets totaled $31.0 million at quarter end, a decrease of $14.2 million from $45.2 million at March 31, 2017, and a decrease of $18.9 million from $49.8 million at June 30, 2016. Adversely graded loans and non-performing assets totaled $367.8 million at quarter end, a decrease of $20.4 million from $388.2 million at March 31, 2017, and an increase of $4.2 million from $363.6 million at June 30, 2016.
As the Company’s asset quality and capital remain strong, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 12.7% at June 30, 2017, compared to 12.6% at March 31, 2017, and 13.3% at June 30, 2016.1

1 See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California, provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF"), Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas. The HOA Services NBL corresponds to the Alliance Association Bank division. The HFF NBL includes the hotel franchise loan portfolio purchased from GE Capital on April 20, 2016. The operations of Public and Nonprofit Finance are combined into one reportable segment. The Technology & Innovation NBL includes the operations of Equity Fund Resources, the Life Sciences Group, the Renewable Resource Group, and Technology Finance. The Other NBLs segment consists of the operations of Corporate Finance, Mortgage Warehouse Lending, and Resort Finance.
The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $7.83 billion at June 30, 2017, an increase of $84 million during the quarter, and an increase of $265 million during the last twelve months. All regional segments, with the exception of Nevada, had loan growth during the quarter, with Arizona contributing the largest growth of $50 million, followed by Northern California and Southern California with growth of $42 million and $32 million, respectively. The growth in loans during the last twelve months was primarily driven by an increase of $192 million in Arizona. Total deposits for the regional segments were $12.50 billion, an increase of $494 million during the quarter, and an increase of $1.16 billion during the last twelve months. Arizona and Northern California generated increased deposits during the quarter of $524 million and $87 million, respectively, which was partially offset by a decrease of $146 million in Southern California. During the last twelve months, with the exception of Southern California, each regional segment generated increased deposits, with Arizona and Nevada contributing increases of $977 million and $302 million, respectively.
Pre-tax income for the regional segments was $84.7 million for the three months ended June 30, 2017, an increase of $12.3 million from the three months ended March 31, 2017, and an increase of $10.9 million from the three months ended June 30, 2016. All regional segments except Northern California, had an increase in pre-tax income from the prior quarter. Arizona and Nevada generated the largest increases in pre-tax income with increases of $5.8 million and $5.0 million, respectively, compared to the three months ended March 31, 2017. With the exception of Northern California, which had a decrease in pre-tax income of $1.2 million, each regional segment had increases in pre-tax income from the three months ended June 30, 2016, with Arizona and Nevada contributing the largest increases of $6.3 million and $4.3 million, respectively. For the six months ended June 30, 2017, the regional segments reported total pre-tax income of $157.1 million, an increase of $17.2 million compared to the six months ended June 30, 2016. All regional segments with the exception of Northern California had increases in pre-tax income with Arizona and Nevada contributing the largest increases of $11.8 million and $5.4 million, respectively.
The NBL segments reported gross loan balances of $6.15 billion at June 30, 2017, an increase of $245 million during the quarter, and an increase of $868 million during the last twelve months. The increase in loans for the NBL segments compared to the prior quarter relates primarily to the Other NBLs segment, which increased loans by $218 million. The increase in loans for the NBL segments over the last twelve months relates primarily to the Other NBLs and Technology & Innovation segments, which increased loans by $675 million, and $101 million, respectively. Total deposits for the NBL segments were $3.46 billion, an increase of $204 million during the quarter, and an increase of $785 million during the last twelve months. During the quarter, the Technology & Innovation and HOA Services segments increased deposits by $130 million and $74 million, respectively. The increase of $785 million during the last twelve months is the result of growth in the HOA Services and Technology & Innovation segments of $476 million and $309 million, respectively.
Pre-tax income for the NBL segments was $42.6 million for the three months ended June 30, 2017, an increase of $5.1 million from the three months ended March 31, 2017, and an increase of $7.6 million from the three months ended June 30, 2016. The increase in pre-tax income from the prior quarter relates primarily to the Other NBLs and Technology & Innovation segments as both segments had an increase in pre-tax income of $2.3 million. This increase was offset by a decrease in pre-tax income from the HFF segment of $2.0 million. The increase in pre-tax income compared to the three months ended June 30, 2016 was driven by an increase of $2.4 million in both the Public & Nonprofit Finance and Technology & Innovation segments as well as an increase in pre-tax income from the HOA Services segment of $2.3 million. These increases were partially offset by a decrease in pre-tax income for the HFF segment of $1.0 million. Pre-tax income for the NBL segments for the six months ended June 30, 2017 totaled $80.1 million, an increase of $18.6 million compared to the six months ended June 30, 2016. The largest increases in pre-tax income compared to the six months ended June 30, 2016 were in the HFF, HOA Services, and Public & Nonprofit Finance segments, which increased $9.6 million, $4.8 million, and $2.6 million, respectively.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2017 financial results at 12:00 p.m. ET on Friday, July 21, 2017. Participants may access the call by dialing 1-888-317-6003 and using passcode 2161427 or via live audio webcast using the website link http://services.choruscall.com/links/wal170721.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET July 21st through 9:00 a.m. ET August 21st by dialing 1-877-344-7529 passcode: 10109628.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $18 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies and is ranked #4 on the Forbes 2017 “Best Banks in America” list. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank and Bridge Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equity Fund Resources, Hotel Franchise Finance, Life Sciences Group, Mortgage Warehouse Lending, Public and Nonprofit Finance, Renewable Resource Group, Resort Finance, Technology Finance and Alliance Association Bank. For more information, visit westernalliancebancorporation.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	As of June 30,
	2017	2016	Change %
	(in millions)
Total assets	$18,844.7	$16,728.7	12.6%
Total loans, net	13,989.9	12,877.8	8.6
Securities and money market investments	3,283.0	2,262.6	45.1
Total deposits	16,031.1	14,201.3	12.9
Qualifying debt	375.4	382.1	(1.8)
Stockholders' equity	2,058.7	1,796.2	14.6
Tangible common equity, net of tax (1)	1,761.6	1,497.5	17.6

Selected Income Statement Data:
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2017	2016	Change %	2017	2016	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$206,953	$174,089	18.9%	$399,218	$328,345	21.6%
Interest expense	14,210	10,403	36.6	27,166	18,948	43.4
Net interest income	192,743	163,686	17.8	372,052	309,397	20.3
Provision for credit losses	3,000	2,500	20.0	7,250	5,000	45.0
Net interest income after provision for credit losses	189,743	161,186	17.7	364,802	304,397	19.8
Non-interest income	10,449	8,559	22.1	20,993	21,692	(3.2)
Non-interest expense	88,257	81,804	7.9	176,014	157,297	11.9
Income before income taxes	111,935	87,941	27.3	209,781	168,792	24.3
Income tax expense	31,964	26,327	21.4	56,453	45,846	23.1
Net income	$79,971	$61,614	29.8	$153,328	$122,946	24.7
Diluted earnings per share	$0.76	$0.60	26.7	$1.46	$1.19	22.7

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2017	2016	Change %	2017	2016	Change %
Diluted earnings per share	$0.76	$0.60	26.7%	$1.46	$1.19	22.7%
Book value per common share	19.53	17.09	14.3
Tangible book value per share, net of tax (1)	16.71	14.25	17.3
Average shares outstanding (in thousands):
Basic	104,161	102,688	1.4	104,075	102,294	1.7
Diluted	105,045	103,472	1.5	104,941	103,007	1.9
Common shares outstanding	105,429	105,084	0.3

Selected Performance Ratios:
Return on average assets (2)	1.71%	1.55%	10.3%	1.70%	1.62%	4.9%
Return on average tangible common equity (1, 2)	18.42	17.36	6.1	18.14	17.88	1.5
Net interest margin (2)	4.61	4.63	(0.4)	4.62	4.60	0.4
Net interest spread	4.34	4.46	(2.7)	4.37	4.43	(1.4)
Operating efficiency ratio - tax equivalent basis (1)	41.20	42.99	(4.2)	40.66	44.23	(8.1)
Loan to deposit ratio	87.27	90.68	(3.8)

Asset Quality Ratios:
Net (recoveries) charge-offs to average loans outstanding (2)	(0.03)%	(0.01)%	NM	0.00%	0.03%	(100.0)%
Nonaccrual loans to gross loans	0.22	0.31	(29.0)
Nonaccrual loans and repossessed assets to total assets	0.32	0.54	(40.7)
Loans past due 90 days and still accruing to gross loans	0.03	0.05	(40.0)
Allowance for credit losses to gross organic loans	1.08	1.15	(6.1)
Allowance for credit losses to nonaccrual loans	438.33	307.68	42.5

Capital Ratios (1):
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016
Tangible common equity (1)	9.5%	9.4%	9.1%
Common Equity Tier 1 (3)	10.3	10.0	9.6
Tier 1 Leverage ratio (3)	9.9	10.2	9.8
Tier 1 Capital (3)	10.8	10.5	10.0
Total Capital (3)	13.3	13.1	12.9

(1)	See Reconciliation of Non-GAAP Financial Measures.
(2)	Annualized for the three month periods ended June 30, 2017 and 2016.
(3)	Capital ratios for June 30, 2017 are preliminary until the Call Report is filed.
NM	Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(dollars in thousands, except per share data)
Interest income:
Loans	$183,657	$160,015	$356,210	$299,801
Investment securities	20,629	12,871	38,743	26,379
Other	2,667	1,203	4,265	2,165
Total interest income	206,953	174,089	399,218	328,345
Interest expense:
Deposits	9,645	7,678	18,057	13,921
Qualifying debt	4,493	2,514	8,831	4,698
Borrowings	72	211	278	329
Total interest expense	14,210	10,403	27,166	18,948
Net interest income	192,743	163,686	372,052	309,397
Provision for credit losses	3,000	2,500	7,250	5,000
Net interest income after provision for credit losses	189,743	161,186	364,802	304,397
Non-interest income:
Service charges	5,203	4,544	9,941	9,043
Card income	1,380	1,274	2,802	2,464
Income from bank owned life insurance	973	1,029	1,921	1,959
Foreign currency income	832	842	1,874	1,783
Warrant income	738	59	1,324	393
Lending related income and gains (losses) on sale of loans, net	227	194	649	3,801
(Loss) gain on sales of investment securities, net	(47)	—	588	1,001
Other	1,143	617	1,894	1,248
Total non-interest income	10,449	8,559	20,993	21,692
Non-interest expenses:
Salaries and employee benefits	52,246	44,711	103,866	89,566
Legal, professional and directors' fees	8,483	5,747	17,286	11,319
Occupancy	6,927	7,246	13,821	13,503
Data processing	4,396	5,114	9,667	9,175
Insurance	3,589	2,963	6,817	6,286
Deposit costs	2,133	986	3,874	1,758
Marketing	1,131	1,097	1,852	1,754
Loan and repossessed asset expenses	1,098	832	2,376	1,734
Card expense	704	824	1,358	1,711
Intangible amortization	488	697	1,177	1,394
Net loss (gain) on sales and valuations of repossessed and other assets	231	357	(312)	55
Acquisition / restructure expense	—	3,662	—	3,662
Other	6,831	7,568	14,232	15,380
Total non-interest expense	88,257	81,804	176,014	157,297
Income before income taxes	111,935	87,941	209,781	168,792
Income tax expense	31,964	26,327	56,453	45,846
Net income	$79,971	$61,614	$153,328	$122,946

Earnings per share:
Diluted shares	105,045	103,472	104,941	103,007
Diluted earnings per share	$0.76	$0.60	$1.46	$1.19

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(in thousands, except per share data)
Interest income:
Loans	$183,657	$172,553	$168,881	$167,914	$160,015
Investment securities	20,629	18,114	16,725	15,436	12,871
Other	2,667	1,598	1,805	1,400	1,203
Total interest income	206,953	192,265	187,411	184,750	174,089
Interest expense:
Deposits	9,645	8,412	7,729	8,072	7,678
Qualifying debt	4,493	4,338	4,252	4,048	2,514
Borrowings	72	206	161	83	211
Total interest expense	14,210	12,956	12,142	12,203	10,403
Net interest income	192,743	179,309	175,269	172,547	163,686
Provision for credit losses	3,000	4,250	1,000	2,000	2,500
Net interest income after provision for credit losses	189,743	175,059	174,269	170,547	161,186
Non-interest income:
Service charges	5,203	4,738	4,865	4,916	4,544
Card income	1,380	1,422	1,381	1,381	1,274
Income from bank owned life insurance	973	948	904	899	1,029
Foreign currency income	832	1,042	747	888	842
Warrant income	738	586	1,353	1,457	59
Lending related income and gains (losses) on sale of loans, net	227	422	488	459	194
(Losses) gains on sales of investment securities, net	(47)	635	58	—	—
Other	1,143	751	744	683	617
Total non-interest income	10,449	10,544	10,540	10,683	8,559
Non-interest expenses:
Salaries and employee benefits	52,246	51,620	49,702	49,542	44,711
Legal, professional, and directors' fees	8,483	8,803	7,600	5,691	5,747
Occupancy	6,927	6,894	6,944	6,856	7,246
Data processing	4,396	5,271	4,504	4,982	5,114
Insurance	3,589	3,228	3,468	3,144	2,963
Deposit costs	2,133	1,741	1,862	1,363	986
Marketing	1,131	721	1,164	678	1,097
Loan and repossessed asset expenses	1,098	1,278	477	788	832
Card expense	704	654	689	536	824
Intangible amortization	488	689	697	697	697
Net loss (gain) on sales and valuations of repossessed and other assets	231	(543)	(34)	(146)	357
Acquisition / restructure expense	—	—	6,021	2,729	3,662
Other	6,831	7,401	5,551	8,147	7,568
Total non-interest expense	88,257	87,757	88,645	85,007	81,804
Income before income taxes	111,935	97,846	96,164	96,223	87,941
Income tax expense	31,964	24,489	26,364	29,171	26,327
Net income	$79,971	$73,357	$69,800	$67,052	$61,614

Earnings per share:
Diluted shares	105,045	104,836	104,765	104,564	103,472
Diluted earnings per share	$0.76	$0.70	$0.67	$0.64	$0.60

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(in millions, except per share data)
Assets:
Cash and due from banks	$606.7	$647.0	$284.5	$356.1	$696.2
Securities and money market investments	3,283.0	2,869.1	2,767.8	2,778.1	2,262.6
Loans held for sale	16.7	17.8	18.9	21.3	22.3
Loans held for investment:
Commercial	6,318.5	6,039.1	5,855.8	5,715.0	5,577.6
Commercial real estate - non-owner occupied	3,649.1	3,607.8	3,544.0	3,623.4	3,601.3
Commercial real estate - owner occupied	2,021.2	2,043.4	2,013.3	1,984.0	2,008.3
Construction and land development	1,601.7	1,601.7	1,478.1	1,379.7	1,333.5
Residential real estate	334.8	309.9	259.4	271.8	293.0
Consumer	47.9	43.0	39.0	38.4	41.8
Gross loans and deferred fees, net	13,973.2	13,644.9	13,189.6	13,012.3	12,855.5
Allowance for credit losses	(131.8)	(127.6)	(124.7)	(122.9)	(122.1)
Loans, net	13,841.4	13,517.3	13,064.9	12,889.4	12,733.4
Premises and equipment, net	120.5	120.0	119.8	121.3	120.5
Other assets acquired through foreclosure, net	31.0	45.2	47.8	49.6	49.8
Bank owned life insurance	166.4	165.5	164.5	163.6	164.3
Goodwill and other intangibles, net	301.6	302.1	302.9	303.6	304.3
Other assets	477.4	438.5	429.7	359.6	375.3
Total assets	$18,844.7	$18,122.5	$17,200.8	$17,042.6	$16,728.7
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$6,859.4	$6,114.1	$5,632.9	$5,624.8	$5,275.1
Interest bearing:
Demand	1,480.8	1,449.3	1,346.7	1,256.7	1,278.1
Savings and money market	6,104.0	6,253.8	6,120.9	5,969.6	6,005.8
Time certificates	1,586.9	1,538.8	1,449.3	1,592.1	1,642.3
Total deposits	16,031.1	15,356.0	14,549.8	14,443.2	14,201.3
Customer repurchase agreements	32.7	35.7	41.7	44.4	38.5
Total customer funds	16,063.8	15,391.7	14,591.5	14,487.6	14,239.8
Borrowings	—	—	80.0	—	—
Qualifying debt	375.4	366.9	367.9	382.9	382.1
Accrued interest payable and other liabilities	346.8	394.9	269.9	314.7	310.6
Total liabilities	16,786.0	16,153.5	15,309.3	15,185.2	14,932.5
Stockholders' Equity:
Common stock and additional paid-in capital	1,376.4	1,370.3	1,373.8	1,368.4	1,364.0
Retained earnings	675.8	595.8	522.4	452.6	385.6
Accumulated other comprehensive income (loss)	6.5	2.9	(4.7)	36.4	46.6
Total stockholders' equity	2,058.7	1,969.0	1,891.5	1,857.4	1,796.2
Total liabilities and stockholders' equity	$18,844.7	$18,122.5	$17,200.8	$17,042.6	$16,728.7

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(in thousands)
Balance, beginning of period	$127,649	$124,704	$122,884	$122,104	$119,227
Provision for credit losses	3,000	4,250	1,000	2,000	2,500
Recoveries of loans previously charged-off:
Commercial and industrial	1,759	328	1,144	466	804
Commercial real estate - non-owner occupied	360	355	691	230	343
Commercial real estate - owner occupied	46	178	45	291	427
Construction and land development	508	277	30	302	58
Residential real estate	1,299	251	287	179	153
Consumer	—	49	11	21	43
Total recoveries	3,972	1,438	2,208	1,489	1,828
Loans charged-off:
Commercial and industrial	651	2,595	1,267	2,558	1,161
Commercial real estate - non-owner occupied	1,808	—	1	—	—
Commercial real estate - owner occupied	11	—	1	72	244
Construction and land development	—	—	18	—	—
Residential real estate	332	115	60	79	—
Consumer	8	33	41	—	46
Total loans charged-off	2,810	2,743	1,388	2,709	1,451
Net loan (recoveries) charge-offs	(1,162)	1,305	(820)	1,220	(377)
Balance, end of period	$131,811	$127,649	$124,704	$122,884	$122,104

Net (recoveries) charge-offs to average loans- annualized	(0.03)%	0.04%	(0.03)%	0.04%	(0.01)%

Allowance for credit losses to gross organic loans	1.08%	1.08%	1.11%	1.13%	1.15%
Allowance for credit losses to nonaccrual loans	438.33	370.45	309.65	302.61	307.68

Nonaccrual loans	$30,071	$34,458	$40,272	$40,608	$39,685
Nonaccrual loans to gross loans	0.22%	0.25%	0.31%	0.31%	0.31%
Repossessed assets	$30,988	$45,200	$47,815	$49,619	$49,842
Nonaccrual loans and repossessed assets to total assets	0.32%	0.44%	0.51%	0.53%	0.54%

Loans past due 90 days, still accruing	$4,021	$3,659	$1,067	$2,817	$6,991
Loans past due 90 days and still accruing to gross loans	0.03%	0.03%	0.01%	0.02%	0.05%
Loans past due 30 to 89 days, still accruing	$4,071	$10,764	$6,294	$18,446	$3,475
Loans past due 30 to 89 days, still accruing to gross loans	0.03%	0.08%	0.05%	0.14%	0.03%

Special mention loans	$141,036	$175,080	$148,144	$134,018	$154,167
Special mention loans to gross loans	1.01%	1.28%	1.12%	1.03%	1.20%

Classified loans on accrual	$165,715	$133,483	$106,644	$110,650	$119,939
Classified loans on accrual to gross loans	1.19%	0.98%	0.81%	0.85%	0.93%
Classified assets	$249,491	$236,786	$211,782	$212,286	$219,319
Classified assets to total assets	1.32%	1.31%	1.23%	1.25%	1.31%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2017			March 31, 2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,054.3	$75,857	5.52%	$5,753.7	$68,404	5.24%
CRE - non-owner occupied	3,606.8	52,416	5.81	3,534.8	53,506	6.05
CRE - owner occupied	2,019.5	25,931	5.14	1,998.0	24,726	4.95
Construction and land development	1,605.6	24,965	6.22	1,510.8	22,102	5.85
Residential real estate	322.2	3,950	4.90	271.9	3,023	4.45
Consumer	44.7	395	3.53	38.5	493	5.12
Loans held for sale	17.3	143	3.31	18.8	299	6.36
Total loans (1), (2), (3)	13,670.4	183,657	5.60	13,126.5	172,553	5.47
Securities:
Securities - taxable	2,446.5	14,847	2.43	2,105.2	12,437	2.36
Securities - tax-exempt	628.0	5,782	5.48	604.3	5,677	5.57
Total securities (1)	3,074.5	20,629	3.05	2,709.5	18,114	3.08
Cash and other	903.3	2,667	1.18	482.0	1,598	1.33
Total interest earning assets	17,648.2	206,953	4.93	16,318.0	192,265	4.95
Non-interest earning assets
Cash and due from banks	140.3			142.7
Allowance for credit losses	(130.0)			(125.7)
Bank owned life insurance	165.8			164.8
Other assets	919.6			900.5
Total assets	$18,743.9			$17,400.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,492.7	$986	0.26%	$1,434.8	$805	0.22%
Savings and money market	6,155.8	5,831	0.38	6,069.0	5,312	0.35
Time certificates of deposit	1,576.0	2,828	0.72	1,484.9	2,295	0.62
Total interest-bearing deposits	9,224.5	9,645	0.42	8,988.7	8,412	0.37
Short-term borrowings	34.6	72	0.83	110.9	206	0.74
Qualifying debt	359.3	4,493	5.00	354.1	4,338	4.90
Total interest-bearing liabilities	9,618.4	14,210	0.59	9,453.7	12,956	0.55
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	6,735.3			5,719.2
Other liabilities	351.7			280.6
Stockholders’ equity	2,038.5			1,946.8
Total liabilities and stockholders' equity	$18,743.9			$17,400.3
Net interest income and margin (4)		$192,743	4.61%		$179,309	4.63%

(1) Yields on loans and securities have been adjusted to a tax-equivalent basis. The taxable-equivalent adjustment was $10.4 million and $9.7 million for the three months ended June 30, 2017 and March 31, 2017, respectively.

(2) Included in the yield computation are net loan fees of $10.0 million and accretion on acquired loans of $7.1 million for the three months ended June 30, 2017, compared to $6.6 million and $6.4 million for the three months ended March 31, 2017, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,054.3	$75,857	5.52%	$5,365.0	$63,621	5.24%
CRE - non-owner occupied	3,606.8	52,416	5.81	3,257.6	47,452	5.83
CRE - owner occupied	2,019.5	25,931	5.14	2,012.7	25,715	5.11
Construction and land development	1,605.6	24,965	6.22	1,293.7	19,094	5.90
Residential real estate	322.2	3,950	4.90	299.8	3,383	4.51
Consumer	44.7	395	3.53	35.7	428	4.80
Loans held for sale	17.3	143	3.31	22.8	322	5.66
Total loans (1), (2), (3)	13,670.4	183,657	5.60	12,287.3	160,015	5.43
Securities:
Securities - taxable	2,446.5	14,847	2.43	1,547.8	8,514	2.20
Securities - tax-exempt	628.0	5,782	5.48	469.7	4,357	5.44
Total securities (1)	3,074.5	20,629	3.05	2,017.5	12,871	2.95
Cash and other	903.3	2,667	1.18	597.5	1,203	0.81
Total interest earning assets	17,648.2	206,953	4.93	14,902.3	174,089	4.91
Non-interest earning assets
Cash and due from banks	140.3			134.2
Allowance for credit losses	(130.0)			(120.4)
Bank owned life insurance	165.8			163.7
Other assets	919.6			832.7
Total assets	$18,743.9			$15,912.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,492.7	$986	0.26%	$1,194.2	$504	0.17%
Savings and money market	6,155.8	5,831	0.38	5,837.4	4,978	0.34
Time certificates of deposit	1,576.0	2,828	0.72	1,757.2	2,196	0.50
Total interest-bearing deposits	9,224.5	9,645	0.42	8,788.8	7,678	0.35
Short-term borrowings	34.6	72	0.83	153.1	211	0.55
Qualifying debt	359.3	4,493	5.00	227.5	2,514	4.42
Total interest-bearing liabilities	9,618.4	14,210	0.59	9,169.4	10,403	0.45
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	6,735.3			4,772.6
Other liabilities	351.7			246.7
Stockholders’ equity	2,038.5			1,723.8
Total liabilities and stockholders' equity	$18,743.9			$15,912.5
Net interest income and margin (4)		$192,743	4.61%		$163,686	4.63%

(1) Yields on loans and securities have been adjusted to a tax-equivalent basis. The taxable-equivalent adjustment was $10.4 million and $8.7 million for the three months ended June 30, 2017 and 2016, respectively.

(2) Included in the yield computation are net loan fees of $10.0 million and accretion on acquired loans of $7.1 million for the three months ended June 30, 2017, compared to $6.5 million and $8.2 million for the three months ended June 30, 2016, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$5,904.9	$144,260	5.38%	$5,262.8	$121,507	5.12%
CRE - non-owner occupied	3,571.0	105,921	5.93	2,765.0	78,405	5.67
CRE - owner occupied	2,008.8	50,658	5.04	2,037.0	51,901	5.10
Construction and land development	1,558.5	47,067	6.04	1,229.9	39,680	6.45
Residential real estate	297.2	6,974	4.69	305.7	6,891	4.51
Consumer	41.6	888	4.27	32.3	742	4.59
Loans held for sale	18.0	442	4.91	23.5	675	5.74
Total loans (1)	13,400.0	356,210	5.53	11,656.2	299,801	5.37
Securities:
Securities - taxable (1)	2,276.8	27,285	2.40	1,558.1	17,851	2.29
Securities - tax-exempt	616.2	11,458	5.52	462.2	8,528	5.33
Total securities	2,893.0	38,743	3.06	2,020.3	26,379	2.99
Cash and other	693.8	4,265	1.23	507.5	2,165	0.85
Total interest earning assets	16,986.8	399,218	4.94	14,184.0	328,345	4.87
Non-interest earning assets
Cash and due from banks	141.5			137.5
Allowance for credit losses	(127.9)			(121.0)
Bank owned life insurance	165.3			163.2
Other assets	910.1			827.6
Total assets	$18,075.8			$15,191.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,463.9	$1,792	0.24%	$1,143.0	$959	0.17%
Savings and money market accounts	6,112.7	11,142	0.36	5,585.7	9,012	0.32
Time certificates of deposit	1,530.7	5,123	0.67	1,659.3	3,950	0.48
Total interest-bearing deposits	9,107.3	18,057	0.40	8,388.0	13,921	0.33
Short-term borrowings	72.5	278	0.77	102.9	329	0.64
Qualifying debt	356.6	8,831	4.95	213.5	4,698	4.40
Total interest-bearing liabilities	9,536.4	27,166	0.57	8,704.4	18,948	0.44
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	6,230.1			4,561.4
Other liabilities	316.4			245.6
Stockholders’ equity	1,992.9			1,679.9
Total liabilities and stockholders' equity	$18,075.8			$15,191.3
Net interest income and margin (4)		$372,052	4.62%		$309,397	4.60%

(1) Yields on loans and securities have been adjusted to a tax-equivalent basis. The taxable-equivalent adjustment was $20.1 million and $17.1 million for the six months ended June 30, 2017 and 2016, respectively.

(2) Included in the yield computation are net loan fees of $16.6 million and accretion on acquired loans of $13.5 million for the six months ended June 30, 2017, compared to $13.0 million and $13.5 million for the six months ended June 30, 2016, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At June 30, 2017	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$3,889.7	$1.8	$7.4	$2.2	$1.9
Loans, net of deferred loan fees and costs	13,989.9	3,089.9	1,729.3	1,838.4	1,172.5
Less: allowance for credit losses	(131.8)	(30.7)	(18.3)	(20.6)	(10.1)
Total loans	13,858.1	3,059.2	1,711.0	1,817.8	1,162.4
Other assets acquired through foreclosure, net	31.0	2.3	15.7	—	0.2
Goodwill and other intangible assets, net	301.6	—	23.3	—	157.0
Other assets	764.3	41.7	59.3	13.8	13.8
Total assets	$18,844.7	$3,105.0	$1,816.7	$1,833.8	$1,335.3
Liabilities:
Deposits	$16,031.1	$4,778.5	$3,925.3	$2,251.6	$1,547.8
Borrowings and qualifying debt	375.4	—	—	—	—
Other liabilities	379.5	8.6	27.9	5.9	11.0
Total liabilities	16,786.0	4,787.1	3,953.2	2,257.5	1,558.8
Allocated equity:	2,058.7	373.9	253.3	205.8	291.0
Total liabilities and stockholders' equity	$18,844.7	$5,161.0	$4,206.5	$2,463.3	$1,849.8
Excess funds provided (used)	—	2,056.0	2,389.8	629.5	514.5

No. of offices	46	9	16	9	3
No. of full-time equivalent employees	1,628	168	220	176	166

Income Statement:

Three Months Ended June 30, 2017:	(in thousands)
Net interest income (expense)	$192,743	$49,295	$36,422	$29,058	$19,719
Provision for credit losses	3,000	384	(3,123)	(53)	698
Net interest income (expense) after provision for credit losses	189,743	48,911	39,545	29,111	19,021
Non-interest income	10,449	1,189	2,313	888	1,930
Non-interest expense	(88,257)	(17,922)	(15,115)	(13,020)	(12,162)
Income (loss) before income taxes	111,935	32,178	26,743	16,979	8,789
Income tax expense (benefit)	31,964	12,624	9,360	7,140	3,696
Net income (loss)	$79,971	$19,554	$17,383	$9,839	$5,093

Six Months Ended June 30, 2017:	(in thousands)
Net interest income (expense)	$372,052	$93,202	$71,718	$54,276	$41,754
Provision for (recovery of) credit losses	7,250	398	(3,334)	38	1,094
Net interest income (expense) after provision for credit losses	364,802	92,804	75,052	54,238	40,660
Non-interest income	20,993	2,302	4,446	1,631	4,043
Non-interest expense	(176,014)	(36,544)	(30,985)	(25,723)	(24,871)
Income (loss) before income taxes	209,781	58,562	48,513	30,146	19,832
Income tax expense (benefit)	56,453	22,974	16,980	12,677	8,339
Net income (loss)	$153,328	$35,588	$31,533	$17,469	$11,493

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At June 30, 2017	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$3,876.4
Loans, net of deferred loan fees and costs	150.3	1,545.7	1,044.4	1,238.5	2,173.2	7.7
Less: allowance for credit losses	(1.6)	(16.1)	(10.1)	(1.2)	(22.6)	(0.5)
Total loans	148.7	1,529.6	1,034.3	1,237.3	2,150.6	7.2
Other assets acquired through foreclosure, net	—	—	—	—	—	12.8
Goodwill and other intangible assets, net	—	—	121.2	0.1	—	—
Other assets	0.4	16.4	5.5	5.3	8.5	599.6
Total assets	$149.1	$1,546.0	$1,161.0	$1,242.7	$2,159.1	$4,496.0
Liabilities:
Deposits	$2,186.9	$—	$1,272.4	$—	$—	$68.6
Borrowings and qualifying debt	—	—	—	—	—	375.4
Other liabilities	0.6	50.7	0.7	0.3	49.6	224.2
Total liabilities	2,187.5	50.7	1,273.1	0.3	49.6	668.2
Allocated equity:	57.1	126.4	229.5	100.9	175.5	245.3
Total liabilities and stockholders' equity	$2,244.6	$177.1	$1,502.6	$101.2	$225.1	$913.5
Excess funds provided (used)	2,095.5	(1,368.9)	341.6	(1,141.5)	(1,934.0)	(3,582.5)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	62	8	62	17	35	714

Income Statement:

Three Months Ended June 30, 2017:	(in thousands)
Net interest income (expense)	$13,781	$7,488	$21,029	$13,410	$15,304	$(12,763)
Provision for credit losses	165	196	603	1,808	2,322	—
Net interest income (expense) after provision for credit losses	13,616	7,292	20,426	11,602	12,982	(12,763)
Non-interest income	140	10	1,961	—	532	1,486
Non-interest expense	(7,258)	(1,983)	(9,082)	(3,056)	(4,566)	(4,093)
Income (loss) before income taxes	6,498	5,319	13,305	8,546	8,948	(15,370)
Income tax expense (benefit)	2,436	1,994	4,989	3,205	3,356	(16,836)
Net income (loss)	$4,062	$3,325	$8,316	$5,341	$5,592	$1,466

Six Months Ended June 30, 2017:	(in thousands)
Net interest income (expense)	$26,529	$13,973	$39,195	$26,991	$29,447	$(25,033)
Provision for (recovery of) credit losses	292	705	899	1,808	5,849	(499)
Net interest income (expense) after provision for credit losses	26,237	13,268	38,296	25,183	23,598	(24,534)
Non-interest income	281	25	3,834	—	1,253	3,178
Non-interest expense	(14,405)	(4,236)	(17,861)	(6,044)	(9,287)	(6,058)
Income (loss) before income taxes	12,113	9,057	24,269	19,139	15,564	(27,414)
Income tax expense (benefit)	4,542	3,396	9,100	7,177	5,837	(34,569)
Net income (loss)	$7,571	$5,661	$15,169	$11,962	$9,727	$7,155

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$3,052.3	$1.9	$10.1	$2.1	$1.9
Loans, net of deferred loan fees and costs	13,208.5	2,955.9	1,725.5	1,766.8	1,095.4
Less: allowance for credit losses	(124.7)	(30.1)	(18.5)	(19.4)	(8.8)
Total loans	13,083.8	2,925.8	1,707.0	1,747.4	1,086.6
Other assets acquired through foreclosure, net	47.8	6.2	18.0	—	0.3
Goodwill and other intangible assets, net	302.9	—	23.7	—	157.5
Other assets	714.0	42.9	58.8	14.5	14.3
Total assets	$17,200.8	$2,976.8	$1,817.6	$1,764.0	$1,260.6
Liabilities:
Deposits	$14,549.8	$3,843.4	$3,731.5	$2,382.6	$1,543.6
Borrowings and qualifying debt	447.9	—	—	—	—
Other liabilities	311.6	12.8	28.3	12.9	12.4
Total liabilities	15,309.3	3,856.2	3,759.8	2,395.5	1,556.0
Allocated equity:	1,891.5	346.6	250.7	201.6	283.7
Total liabilities and stockholders' equity	$17,200.8	$4,202.8	$4,010.5	$2,597.1	$1,839.7
Excess funds provided (used)	—	1,226.0	2,192.9	833.1	579.1

No. of offices	48	10	18	9	3
No. of full-time equivalent employees	1,514	169	228	57	275

Income Statements:

Three Months Ended June 30, 2016:	(in thousands)
Net interest income (expense)	$163,686	$41,204	$33,464	$25,803	$21,896
Provision for (recovery of) credit losses	2,499	1,703	(1,704)	220	926
Net interest income (expense) after provision for credit losses	161,187	39,501	35,168	25,583	20,970
Non-interest income	8,558	888	2,097	561	2,516
Non-interest expense	(81,804)	(14,550)	(14,824)	(10,635)	(13,481)
Income (loss) before income taxes	87,941	25,839	22,441	15,509	10,005
Income tax expense (benefit)	26,327	10,137	7,855	6,522	4,206
Net income (loss)	$61,614	$15,702	$14,586	$8,987	$5,799

Six Months Ended June 30, 2016:	(in thousands)
Net interest income (expense)	$309,397	$79,660	$66,039	$50,231	$45,091
Provision for (recovery of) credit losses	4,999	8,476	(2,517)	250	1,968
Net interest income (expense) after provision for credit losses	304,398	71,184	68,556	49,981	43,123
Non-interest income	21,691	4,569	4,156	1,221	4,942
Non-interest expense	(157,297)	(29,006)	(29,570)	(21,869)	(27,448)
Income (loss) before income taxes	168,792	46,747	43,142	29,333	20,617
Income tax expense (benefit)	45,846	18,339	15,100	12,335	8,669
Net income (loss)	$122,946	$28,408	$28,042	$16,998	$11,948

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$3,036.3
Loans, net of deferred loan fees and costs	116.8	1,454.3	1,011.4	1,292.1	1,776.9	13.4
Less: allowance for credit losses	(1.3)	(15.6)	(10.6)	(0.8)	(19.0)	(0.6)
Total loans	115.5	1,438.7	1,000.8	1,291.3	1,757.9	12.8
Other assets acquired through foreclosure, net	—	—	—	—	—	23.3
Goodwill and other intangible assets, net	—	—	121.5	0.2	—	—
Other assets	0.3	15.6	7.2	5.3	11.1	544.0
Total assets	$115.8	$1,454.3	$1,129.5	$1,296.8	$1,769.0	$3,616.4
Liabilities:
Deposits	$1,890.3	$—	$1,038.2	$—	$—	$120.2
Borrowings and qualifying debt	—	—	—	—	—	447.9
Other liabilities	0.7	50.5	2.0	1.4	17.5	173.1
Total liabilities	1,891.0	50.5	1,040.2	1.4	17.5	741.2
Allocated equity:	65.6	117.1	224.1	107.1	145.5	149.5
Total liabilities and stockholders' equity	$1,956.6	$167.6	$1,264.3	$108.5	$163.0	$890.7
Excess funds provided (used)	1,840.8	(1,286.7)	134.8	(1,188.3)	(1,606.0)	(2,725.7)

No. of offices	1	1	8	1	4	(7)
No. of full-time equivalent employees	55	7	59	21	32	611

Income Statement:

Three Months Ended June 30, 2016:	(in thousands)
Net interest income (expense)	$9,909	$5,026	$16,631	$12,068	$12,523	$(14,838)
Provision for (recovery of) credit losses	10	175	(614)	—	1,699	84
Net interest income (expense) after provision for credit losses	9,899	4,851	17,245	12,068	10,824	(14,922)
Non-interest income	110	7	1,115	—	235	1,029
Non-interest expense	(5,820)	(1,929)	(7,434)	(2,557)	(3,598)	(6,976)
Income (loss) before income taxes	4,189	2,929	10,926	9,511	7,461	(20,869)
Income tax expense (benefit)	1,571	1,098	4,097	3,567	2,798	(15,524)
Net income (loss)	$2,618	$1,831	$6,829	$5,944	$4,663	$(5,345)

Six Months Ended June 30, 2016:	(in thousands)
Net interest income (expense)	$18,541	$10,247	$32,940	$12,068	$23,160	$(28,580)
Provision for (recovery of) credit losses	88	(194)	(1,779)	—	1,937	(3,230)
Net interest income (expense) after provision for credit losses	18,453	10,441	34,719	12,068	21,223	(25,350)
Non-interest income	215	3	2,752	—	870	2,963
Non-interest expense	(11,361)	(3,953)	(14,340)	(2,557)	(7,035)	(10,158)
Income (loss) before income taxes	7,307	6,491	23,131	9,511	15,058	(32,545)
Income tax expense (benefit)	2,740	2,434	8,674	3,567	5,647	(31,659)
Net income (loss)	$4,567	$4,057	$14,457	$5,944	$9,411	$(886)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(in thousands)
Total non-interest income	$10,449	$10,544	$10,540	$10,683	$8,559
Less:
(Losses) gains on sales of investment securities, net	(47)	635	58	—	—
Unrealized gains (losses) on assets and liabilities measured at fair value, net	11	14	37	7	6
Total operating non-interest income	10,485	9,895	10,445	10,676	8,553
Plus: net interest income	192,743	179,309	175,269	172,547	163,686
Net operating revenue (1)	$203,228	$189,204	$185,714	$183,223	$172,239

Total non-interest expense	$88,257	$87,757	$88,645	$85,007	$81,804
Less:
Net loss (gain) on sales and valuations of repossessed and other assets	231	(543)	(34)	(146)	357
Acquisition / restructure expense	—	—	6,021	2,729	3,662
Total operating non-interest expense (1)	$88,026	$88,300	$82,658	$82,424	$77,785

Operating pre-provision net revenue (2)	$115,202	$100,904	$103,056	$100,799	$94,454

Plus:
Non-operating revenue adjustments	(36)	649	95	7	6
Less:
Provision for credit losses	3,000	4,250	1,000	2,000	2,500
Non-operating expense adjustments	231	(543)	5,987	2,583	4,019
Income tax expense	31,964	24,489	26,364	29,171	26,327
Net income	$79,971	$73,357	$69,800	$67,052	$61,614

(1), (2) See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(dollars and shares in thousands)
Total stockholders' equity	$2,058,674	$1,968,992	$1,891,529	$1,857,354	$1,796,210
Less: goodwill and intangible assets	301,645	302,133	302,894	303,592	304,289
Total tangible common equity	1,757,029	1,666,859	1,588,635	1,553,762	1,491,921
Plus: deferred tax - attributed to intangible assets	4,550	4,759	4,949	5,304	5,594
Total tangible common equity, net of tax	$1,761,579	$1,671,618	$1,593,584	$1,559,066	$1,497,515
Total assets	$18,844,745	$18,122,506	$17,200,842	$17,042,602	$16,728,767
Less: goodwill and intangible assets, net	301,645	302,133	302,894	303,592	304,289
Tangible assets	18,543,100	17,820,373	16,897,948	16,739,010	16,424,478
Plus: deferred tax - attributed to intangible assets	4,550	4,759	4,949	5,304	5,594
Total tangible assets, net of tax	$18,547,650	$17,825,132	$16,902,897	$16,744,314	$16,430,072
Tangible common equity ratio (3)	9.5%	9.4%	9.4%	9.3%	9.1%
Common shares outstanding	105,429	105,428	105,071	105,071	105,084
Tangible book value per share, net of tax (4)	$16.71	$15.86	$15.17	$14.84	$14.25

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(in thousands)
Total operating non-interest expense	$88,026	$88,300	$82,658	$82,424	$77,785
Divided by:
Total net interest income	192,743	179,309	175,269	172,547	163,686
Plus:
Tax equivalent interest adjustment	10,453	9,676	9,165	8,599	8,704
Operating non-interest income	10,485	9,895	10,445	10,676	8,553
	$213,681	$198,880	$194,879	$191,822	$180,943
Operating efficiency ratio - tax equivalent basis (5)	41.2%	44.4%	42.4%	43.0%	43.0%

(3), (4), (5) See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	Jun 30, 2017	Dec 31, 2016
	(in thousands)
Common Equity Tier 1:
Common equity	$2,058,674	$1,891,529
Less:
Non-qualifying goodwill and intangibles	295,655	294,754
Disallowed deferred tax asset	1,059	1,400
AOCI related adjustments	(147)	(13,460)
Unrealized gain on changes in fair value liabilities	8,092	8,118
Common equity Tier 1 (regulatory) (6) (9)	$1,754,015	$1,600,717
Divided by: estimated risk-weighted assets (regulatory) (7) (9)	$17,001,053	$15,980,092
Common equity Tier 1 ratio (7) (9)	10.3%	10.0%

Common equity Tier 1 (regulatory) (6) (9)	1,754,015	1,600,717
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	265	934
Unrealized gain on changes in fair value of liabilities	2,023	5,412
Tier 1 capital (7) (9)	$1,833,227	$1,675,871
Divided by: Tangible average assets	$18,436,956	$16,868,674
Tier 1 leverage ratio	9.9%	9.9%

Total Capital:
Tier 1 capital (regulatory) (6) (9)	$1,833,227	$1,675,871
Plus:
Subordinated debt	298,722	299,927
Qualifying allowance for credit losses	131,811	124,704
Other	5,851	6,978
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$436,384	$431,609

Total capital	$2,269,611	$2,107,480

Total capital ratio	13.3%	13.2%

Classified assets to Tier 1 capital plus allowance:
Classified assets	$249,491	$211,782
Divided by:
Tier 1 capital (7) (9)	1,833,227	1,675,871
Plus: Allowance for credit losses	131,811	124,704
Total Tier 1 capital plus allowance for credit losses	$1,965,038	$1,800,575

Classified assets to Tier 1 capital plus allowance (8) (9)	12.7%	11.8%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 22.

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476